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                                                                    EXHIBIT 10.7

                            EMPLOYMENT AGREEMENT
                            --------------------

     This Employment Agreement is made and entered into by and between BRIO TECHNOLOGY, INC. (the "Company") and Yorgen H. Edholm ("Edholm") as of September 1, 1993.

     1.  Position and Duties.  Edholm will be employed by the Company as its
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Chief Executive Officer (CEO) reporting to the Company's Board of Directors (the
"Board") at its headquarters in Mountain View, California, effective
September 1, 1993 (the "Commencement Date"). As CEO, Edholm agrees to devote his full time, energy and skill to his duties at the Company. Edholm shall perform such duties and exercise such powers as are usually performed and exercised by the CEO, including any duties consistent with his position which may be assigned to Edholm from time to time by the Board.

     Company agrees that it shall not appoint another individual to act as CEO without Edholm's consent. An appointment of another CEO, or a significant restructuring of Edholm's job responsibilities without Edholm's consent shall be construed as being a termination of employment without cause and shall be treated under paragraph 6(b).

     Although Edholm is presently a member of the Board and the Company agrees to use its best efforts to retain Edholm as a Board member throughout his term of employment, nothing in this agreement is contingent upon Edholm's retaining membership on the Board of Directors of Brio Technology.

     2.  Term of Employment.  Edholm's employment with the Company pursuant to
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this Agreement will be on an at-will basis, and may be terminated by either party at any time, with or without cause. Upon the termination of Edholm's employment with the Company, for any reason, neither Edholm nor the Company shall have any further obligation or liability to the other, except as set forth in paragraphs 4, 5, 6, and 8 below and in the Confidentiality Agreement attached hereto.

     3.  Location of Employment.  Edholm shall work at Company's headquarters.
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If Company's headquarters is moved more than 30 miles from its present location, without consent of Edholm, such relocation shall be considered an effective Termination without cause and shall be covered by the terms of Paragraph 6(b) below.

     4.  Compensation.  Edholm shall be compensated by the Company for his
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services as follows:

          (a) Salary.  Edholm shall be paid a monthly salary of $13,333
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($160,000 on an annualized basis), subject to applicable withholding, in accordance with the Company's normal payroll procedures. Effective January 1, 1994 Edholm's salary will be adjusted to an annualized rate of $176,000. After that initial adjustment, Edholm's salary may be adjusted annually as determined appropriate, it being expressly acknowledged that the sum of salary and bonus shall not be decreased.

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          (b) Benefits.  Edholm shall have the right, on the same basis as other
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members of the Company, to participate in and to receive benefits under any of the Company's employee benefit plans, including the medical, dental, vision and disability group insurance plans. In addition, Edholm shall be entitled to the benefits afforded to other members of management under the Company's vacation, holiday and business expense reimbursement policies; provided, however, that Edholm shall be entitled to a minimum of fifteen (15) days of vacation in any calendar year. Edholm shall schedule those days subject to the approval of the Company's Board of Directors.

          (e) Expense Reimbursements.  Upon receipt of proper documentation
              ----------------------
establishing the amount of such expenses, the Company shall reimburse Edholm for any reasonable business expenses incurred. Edholm agrees to comply with any and all policies established by the Company regarding business expenses in seeking reimbursement for such expenses.

          (f) Performance Bonus.  Edholm shall be entitled to a bonus payment of
              -----------------
20% of Edholm's salary (pro-rated for any period of less than one year) for achievement of operating plan targets agreed by the Board. Edholm and the Board must agree upon such targets within 3 months of the Effective Date of this agreement. Performance bonus payments will be paid quarterly, subject to withholding, and shall be determined according to the following plan:

          (i) If the Company meets or exceeds its revenue targets in any 6 month period starting either January 1 or July 1 of any year, Edholm shall receive a cash bonus equal to 10% of Edholm's salary during that period.

          (ii) If the Company meets or exceeds its profit/loss targets in any 6 month period starting either January 1 or July 1 of any year, Edholm shall receive a cash bonus equal to 10% of Edholm's salary during that period.

          For purposes of this section, "revenue" and "profit/loss" are defined as the amount so described in the Company's annual financial statements and are in accordance with generally accepted accounting practices.

          (g) Attorneys' Fees for Review of Agreement.  The Company shall
              ---------------------------------------
reimburse Edholm for reasonable attorneys fees incurred by Edholm in the negotiation and review of this Agreement.

     5.  Benefits Upon Voluntary Termination.  In the event that Edholm
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voluntarily resigns from his employment with the Company, or in the event that
Edholm's employment terminates as the result of his death or disability, Edholm shall be entitled to no compensation or benefits from the Company, other than those earned under paragraph 4 above, through the date of his termination.

     6.  Benefits Upon Other Termination.  Edholm agrees that his employment may
         -------------------------------
be terminated by the Company at any time, with or without cause. In the event of termination of

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Edholm's employment by the Company for the reasons set forth below, he shall be entitled to the following:

          (a) Termination for Cause.  If Edholm's employment is terminated by
              ---------------------
the Company for cause as defined below, Edholm shall be entitled to no compensation or benefits from the Company other than those earned under paragraph 3 through the date of his termination. For purposes of this Agreement, a termination "for cause" occurs if Edholm is terminated for any of the following reasons:

               (i) theft, dishonesty, or falsification of any employment or Company records;

               (ii) improper disclosure of the Company's confidential or proprietary information pursuant to the terms of the Company's Employee Confidential Information and Inventions Agreement as attached hereto as Exhibit A;

               (iii) that Edholm, in carrying out his duties hereunder, has been guilty of (A) willful or gross neglect or (B) willful or gross misconduct, resulting in either case, in harm to the Company;

               (iv) that Edholm has been convicted of the commission of or entered a plea of nolo contendere with respect to (A) a felony or (B) any crime or offense involving moral turpitude; or

               (v) any material breach of this Agreement, which breach is not cured within thirty (30) days following written notice of such breach from the Company.

          (b) Termination for Other Than Cause.  If Edholm's employment is
              --------------------------------
terminated by the Company or its successor organization, for any reason other than cause, Edholm shall be entitled to a lump sum payment equal to 18 months salary, at Edholm's then current salary rate, less applicable withholding. Company can require Edholm to work for a maximum of 6 weeks after giving Edholm notice of his dismissal from the company.

     7.  Exclusive Remedy.  Subject to paragraphs 5 and 6 above, Edholm shall be
         ----------------
entitled to no further compensation for any damage or injury arising out of the termination of his employment by the Company.

     8.  Confidential Information and Inventions Agreement.  Edholm agrees to
         -------------------------------------------------
abide by the terms and conditions of the Company's standard Employee Confidential Information and Inventions Agreement executed by Edholm and attached hereto as Exhibit A.

     9.  Entire Agreement.  This Agreement constitutes the entire employment
         ----------------
agreement between Edholm and the Company regarding the terms and conditions of his employment, with the exception of the confidentiality and inventions agreement described in paragraph 7. This Agreement supersedes all prior negotiations, representations or agreements between Edholm and the Company, whether written or oral, concerning Edholm's employment by the Company.


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     10.  Dispute Resolution.  In the event of any dispute or claim relating to
          ------------------
or arising out of the employment relationship or this Agreement (including, but not limited to, any claims of wrongful termination or age, sex, or other discrimination), Edholm and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara County, California; provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or proprietary information.

     11.  Attorneys' Fees.  The prevailing party shall be entitled to recover
          ---------------
from the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Agreement.

     12.  Interpretation.  Edholm and the Company agree that this Agreement
          --------------
shall be interpreted in accordance with and governed by the laws of the State of California.

     13.  Successors and Assigns.  This Agreement shall inure to the benefit of
          ----------------------
and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed under this Agreement by Edholm, he shall not have the right to assign or transfer any of his rights, obligations or benefits under this Agreement, except as otherwise noted herein.

     14.  No Representations.  Edholm acknowledges that he is not relying, and
          ------------------
has not relied, on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

     15.  Validity.  If any one or more of the provisions (or any part thereof)
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of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

     16.  Modification.  This Agreement may only be modified or amended by a
          ------------
supplemental written agreement signed by Edholm and the Company.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.


                                      BRIO TECHNOLOGY, INC.

Date: September 3, 1993               By: /s/ TAMARA MACDUFF
     -----------------------------       ---------------------------------

                                      Its: Treasurer
                                          --------------------------------


Date: September 3, 1993                  /s/ YORGEN H. EDHOLM
     -----------------------------       ---------------------------------
                                         Yorgen H.  Edholm




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